                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")


                  AMENDATORY ENDORSEMENT FOR WAIVER OF CHARGES


The following provisions are added to your Contract:

We will waive any withdrawal charge on Partial Withdrawals and Cash Surrenders if beginning at least 30 days after the Contract date:

1. the insured becomes confined to a Long Term Care Facility or a Hospital for at least 90 consecutive days;

2. the request for a withdrawal and adequate proof of confinement are received by us no later than 90 days after discharge from a Long Term Care Facility or Hospital; and

3. confinement in a Long Term Care Facility is prescribed by a Physician and is Medically Necessary.

"Long Term Care Facility" is a facility which:

1.   is located in the United States or its territories;

2.   is licensed by the jurisdiction in which it is located;

3.   provides custodial care under the supervision of a registered nurse (R.N.);
     and

4.   can accommodate three or more persons.

Long Term Care Facility does not include any place owned or operated by you, the insured, your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Hospital" is a facility which:

1.   is licensed as a hospital by the jurisdiction in which it is located;

2.   is supervised by a staff of licensed physicians;

3. provides nursing services 24 hours a day by, or under the supervision, of a registered nurse (R.N.);

4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and

5.   has access to medical, diagnostic and major surgical facilities.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include you, the insured, your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.




   /s/ Michael J. Velotta                      /s/ Louis G. Lower, II
   ----------------------
     Michael J. Velotta                         Louis G. Lower, II
          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY


                             AMENDATORY ENDORSEMENT


The following changes have been made to your Contract. The changes take effect on the start date of change shown below. This amendment is attached to and made part of Contract number 444444444.

- ------------------------------------------------------------------------------------------------
SCHEDULE OF BENEFITS
- ------------------------------------------------------------------------------------------------

                                             Start Date          Specified
Variable Life Benefit                        Of Change           Amount           Benefit Period
- ------------------------------------------------------------------------------------------------
Premium Allocation - 100% Money Market       Contract Date

Increase Specified Amount by $ 988.00        April 1, 1996       $72,777.80          For Life

Decrease Specified Amount by $ 462.20        May 1, 1996         $72,315.60          For Life

Change Rating Classification to Standard     May 1, 1996







   /s/ Michael J. Velotta                      /s/ Louis G. Lower, II

     Michael J. Velotta                         Louis G. Lower, II
          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")


                         ACCELERATED DEATH BENEFIT RIDER

IF AN ACCELERATED PAYMENT IS MADE BY US, THE SPECIFIED AMOUNT, DEATH BENEFIT, ACCOUNT VALUE, OR OUTSTANDING LOANS, IF APPLICABLE, WILL BE REDUCED ON A PRO RATA BASIS FOR YOUR CONTRACT.

SINCE AN ACCELERATED BENEFIT MAY BE TAXABLE, A QUALIFIED TAX ADVISER SHOULD BE CONSULTED BEFORE REQUESTING AN ACCELERATED DEATH BENEFIT PAYMENT.

DEFINITIONS

ACCELERATED BENEFIT - The amount of the Specified Amount requested by the Owner.

NET ACCELERATED PAYMENT - The amount of the Accelerated Benefit which is paid to the Owner.

INSURED - The last surviving Insured under the Contract.

OWNER - The Owner of the Contract.  The Owner is referred to as 'you'.

CONTRACT - The Contract to which this rider is attached.

TERMINALLY ILL - An illness or physical condition of the Insured that, notwithstanding appropriate medical care, will result in a life expectancy of 12 months or less.

EFFECTIVE DATE If the Insured is Terminally Ill as a result of an illness, a payment under this rider is not available unless the illness occurred at least 30 days after the date coverage begins under the Contract. If the Insured is Terminally Ill as a result of an accident, a payment under this rider is available if the accident occurred after coverage under the Contract began.

GENERAL This rider provides for an accelerated payment of a portion of the Death Benefit available under the Contract. After a payment has been made, the Specified Amount, the Death Benefit, Account Value, and any policy loan will be reduced on a pro rata basis. We will mail you an endorsement to your Contract which reflects the new values. The availability of this benefit is not meant to provide involuntary access to proceeds which are ultimately payable to the beneficiary.

We will pay you the benefits due under this rider upon receipt of a written request from you and due proof that the Insured has been diagnosed as Terminally Ill. Due proof includes, but is not limited to, a statement signed by a licensed physician that the Insured has been diagnosed as Terminally Ill.

We reserve the following rights:

1. To require, at our expense, an exam by a physician of our choice in order to confirm that the Insured is Terminally Ill; and
2. To request documents which support the Terminally Ill diagnosis from the Insured's attending physician. These documents include, but are not limited to, clinical, radiological, histological and/or laboratory evidence.

ACCELERATED BENEFIT PAYMENT The maximum amount of the current Specified Amount which you may accelerate is the lesser of:

1. 50% of the Specified Amount in force on the day we receive your acceleration request; and

2.   $250,000 for all policies issued by us which cover the Insured.

You must request an amount of at least $10,000. Only one acceleration for the Insured will be allowed. If the Insured dies before the payment is made, the death benefit payable under the Contract will be paid to the beneficiary.

NET ACCELERATED PAYMENT The amount of the actual payment to the Owner is called the Net Accelerated Payment.

The amount of this payment will be calculated as of the day the written request for acceleration was received by us.

The amount of Specified Amount which you request to accelerate will be reduced by:

1. A 12 month interest discount which reflects the early payment of amounts held under the Contract;

2. An administrative fee of no more than $250, if allowed under the rules and/or regulations of the Internal Revenue Service; and

3.   A pro rata amount of any outstanding loan and accrued loan interest.

The interest discount used to calculate the payment will be based on the greater of:

1.   The current yield on 90 day treasury bills; or

2.   The current maximum statutory adjustable policy loan interest rate.

A detailed statement which describes the method we use to determine the Net Accelerated Payment has been filed with the Insurance Department of the state in which this rider has been issued. You may request a copy of this statement from us.

IRREVOCABLE BENEFICIARIES Each irrevocable beneficiary must sign a written consent to the payment of an Accelerated Benefit before such payments may be made to the Owner of the Contract. The written consent must be received at our home office in a form acceptable to us on the date the benefit is requested.

TERMINATION  This rider will terminate on the earliest of the following dates:

1.   The date that the Net Accelerated Payment has been paid;
2.   The date the Contract terminates; or
3.   The date we receive a written request from you to terminate the rider.

MISSTATEMENT OF AGE OR SEX If the Insured's age or sex shown on the application is wrong, the Net Accelerated Payment we pay will be based on the amount of coverage which the initial premium paid would have purchased at the joint equal age calculated using the correct age and sex.

INCONTESTABILITY We may not contest this rider once it has been in force while the Insured is alive for 2 years from the start date of this rider, except for a failure to make payments required to keep the Contract in force.

SUICIDE OR SELF-DESTRUCTION We reserve the right to request that the Owner return the difference between the Net Accelerated Payment and the payments made for coverage under the Contract if:

1. The Insured dies from suicide while sane or self-destruction while insane within two years of the start date of the Contract; and
2. The amount of the Net Accelerated Payment was greater than the payments made for coverage under the Contract.





   /s/ Michael J. Velotta                      /s/ Louis G. Lower, II

     Michael J. Velotta                         Louis G. Lower, II
          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")


                  AMENDATORY ENDORSEMENT FOR WAIVER OF CHARGES


The following provisions are added to your Contract:

We will waive any withdrawal charge on Partial Withdrawals and Cash Surrenders if beginning at least 30 days after the Contract date:

1. either insured becomes confined to a Long Term Care Facility or a Hospital for at least 90 consecutive days;

2. the request for a withdrawal and adequate proof of confinement are received by us no later than 90 days after discharge from a Long Term Care Facility or Hospital; and

3. confinement in a Long Term Care Facility is prescribed by a Physician and is Medically Necessary.

"Long Term Care Facility" is a facility which:

1.   is located in the United States or its territories;

2.   is licensed by the jurisdiction in which it is located;

3.   provides custodial care under the supervision of a registered nurse (R.N.);
     and

4.   can accommodate three or more persons.

Long Term Care Facility does not include any place owned or operated by you, the insureds, your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Hospital" is a facility which:

1.   is licensed as a hospital by the jurisdiction in which it is located;

2.   is supervised by a staff of licensed physicians;

3. provides nursing services 24 hours a day by, or under the supervision, of a registered nurse (R.N.);

4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and

5.   has access to medical, diagnostic and major surgical facilities.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include you, the insureds, your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.





   /s/ Michael J. Velotta                      /s/ Louis G. Lower, II

     Michael J. Velotta                         Louis G. Lower, II
          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
           ACCELERATED DEATH BENEFIT SUMMARY AND DISCLOSURE STATEMENT

This Disclosure Statement is intended to provide a brief description of the benefit available under your Accelerated Death Benefit Rider, and the effect that any payment under the rider will have on your contract. The full explanation of the benefits available is found in the actual rider. There is no premium charged for this rider.

GENERAL DESCRIPTION OF COVERAGE

The Accelerated Death Benefit Rider provides for the payment of a portion of the death benefit or specified amount of coverage in effect for the contract if the last surviving insured under the contract is Terminally Ill. "Terminally Ill" means that the Insured has an illness or physical condition that, notwithstanding appropriate medical care, will result in a life expectancy of 12 months or less.

In order to receive an accelerated benefit payment, you must provide Glenbrook Life with due proof that the insured has a terminal illness. "Due Proof" includes, but is not limited to, a certification signed by a licensed physician stating that the insured has been diagnosed with a terminal illness. There is no charge for this rider.

TAX CONSEQUENCES

The benefits paid under the Accelerated Death Benefit Rider may be taxable. If you have questions about the tax consequences associated with an accelerated benefit, you should consult with a qualified tax adviser before submitting a request for payment.

EFFECT ON YOUR CONTRACT IF AN ACCELERATED PAYMENT IS MADE

If we pay an accelerated death benefit to you, the death benefit or specified amount, cash value and outstanding loans of your contract will be reduced proportionately. The contract will remain in force. The amount of benefit you request to be accelerated will be reduced by:

     1. Interest, which is calculated using an actuarial discount;
     2. A proportionate amount of any outstanding loan; and
     3. An administrative fee of no more than $250, if allowed under the current rules and/or regulations of the Internal Revenue Service.

A detailed statement which explains the method we use to calculate accelerated payments has been filed with the Insurance Department of the state in which the rider has been delivered. You may request a copy of this document from us.

Upon receipt of a request for an accelerated death benefit payment, Glenbrook Life will notify you and any irrevocable beneficiary of the effect that a payment will have on the contract values. When we pay the accelerated benefit, we will notify the owner of the new contract values which will be in force.

We acknowledge that we have received and read the Accelerated Death Benefit Disclosure and Summary Statement.



- ------------------------------     -------------------------     ---------------
Insured's Name (Please Print)      Insured's Signature           Date


- ------------------------------     -------------------------     ---------------
Insured's Name (Please Print)      Insured's Signature           Date




- ------------------------------     -------------------------     ---------------
Owner's Name (Please Print)        Owner's Signature             Date


                                   -------------------------     ---------------
                                   Agent's Signature             Date


                                  CUSTOMER COPY

                       GLENBROOK LIFE AND ANNUITY COMPANY
           ACCELERATED DEATH BENEFIT SUMMARY AND DISCLOSURE STATEMENT

This Disclosure Statement is intended to provide a brief description of the benefit available under your Accelerated Death Benefit Rider, and the effect that any payment under the rider will have on your contract. The full explanation of the benefits available is found in the actual rider. There is no premium charged for this rider.

GENERAL DESCRIPTION OF COVERAGE

The Accelerated Death Benefit Rider provides for the payment of a portion of the death benefit or specified amount of coverage in effect for the contract if the insured under the contract is Terminally Ill. "Terminally Ill" means that the Insured has an illness or physical condition that, notwithstanding appropriate medical care, will result in a life expectancy of 12 months or less.

In order to receive an accelerated benefit payment, you must provide Glenbrook Life with due proof that the insured has a terminal illness. "Due Proof" includes, but is not limited to, a certification signed by a licensed physician stating that the insured has been diagnosed with a terminal illness. There is no charge for this rider.

TAX CONSEQUENCES

The benefits paid under the Accelerated Death Benefit Rider may be taxable. If you have questions about the tax consequences associated with an accelerated benefit, you should consult with a qualified tax adviser before submitting a request for payment.

EFFECT ON YOUR CONTRACT IF AN ACCELERATED PAYMENT IS MADE

If we pay an accelerated death benefit to you, the death benefit or specified amount, cash value and outstanding loans of your contract will be reduced proportionately. The contract will remain in force. The amount of benefit you request to be accelerated will be reduced by:

     1. Interest, which is calculated using an actuarial discount;
     2. A proportionate amount of any outstanding loan; and
     3. An administrative fee of no more than $250, if allowed under the current rules and/or regulations of the Internal Revenue Service.

A detailed statement which explains the method we use to calculate accelerated payments has been filed with the Insurance Department of the state in which the rider has been delivered. You may request a copy of this document from us.

Upon receipt of a request for an accelerated death benefit payment, Glenbrook Life will notify you and any irrevocable beneficiary of the effect that a payment will have on the contract values. When we pay the accelerated benefit, we will notify the owner of the new contract values which will be in force.

I acknowledge that I have received and read the Accelerated Death Benefit Disclosure and Summary Statement.



- ------------------------------     -------------------------     ---------------
Insured's Name (Please Print)      Insured's Signature           Date


- ------------------------------     -------------------------     ---------------
Owner's Name (Please Print)        Owner's Signature             Date


                                   -------------------------     ---------------
                                   Agent's Signature             Date


                                  CUSTOMER COPY

                       GLENBROOK LIFE AND ANNUITY COMPANY

                  ACCELERATED DEATH BENEFIT EFFECT ON CONTRACT


Benefits paid under the Accelerated Death Benefit Rider may be taxable. If you have questions about the tax consequences associated with an accelerated benefit, you should consult with a tax adviser.

Your eligibility for Medicaid and other public assistance programs may be affected if you elected to receive an accelerated benefit. You should consult the appropriate agency (such as the Social Security Administration Office or the Department of Public Welfare) for additional information regarding how the receipt of accelerated benefits will affect the eligibility for such benefits.


CONTRACT NUMBER:    0123456789          CURRENT DEATH BENEFIT:   $ 116,699

OWNER(S): John Doe                 ACCELERATED AMOUNT REQUEST:   $ 50,000
          Jane Doe
INSURED:  John Doe                                 AS OF DATE:   July 1, 1999



                   COMPUTATION OF ACCELERATED SPECIFIED AMOUNT

          ACCELERATED SPECIFIED AMOUNT REQUEST:   $ 50,000

           PROPORTIONATE LOAN AMOUNT DEDUCTION:      2,220

          ACTUARIAL DISCOUNT INTEREST DEDUCTED:      3,704

                            ADMINISTRATIVE FEE:        250

                NET ACCELERATED BENEFIT AMOUNT:     43,826


               EFFECT OF REQUESTED ACCELERATED BENEFIT ON CONTRACT


          VALUES BEFORE ACCELERATION         VALUES AFTER ACCELERATION
          --------------------------         -------------------------
          DEATH BENEFIT:    $116,699         DEATH BENEFIT:   $ 66,699
           LOAN BALANCE:       5,182          LOAN BALANCE:      2,962
          ACCOUNT VALUE:      37,725         ACCOUNT VALUE:     21,562
             CASH VALUE:      34,235            CASH VALUE:     19,568

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")


                         ACCELERATED DEATH BENEFIT RIDER

IF AN ACCELERATED PAYMENT IS MADE BY US, THE SPECIFIED AMOUNT, DEATH BENEFIT, ACCOUNT VALUE, OR OUTSTANDING LOANS, IF APPLICABLE, WILL BE REDUCED ON A PRO RATA BASIS FOR YOUR CONTRACT.

SINCE AN ACCELERATED BENEFIT MAY BE TAXABLE, A QUALIFIED TAX ADVISER SHOULD BE CONSULTED BEFORE REQUESTING AN ACCELERATED DEATH BENEFIT PAYMENT.

DEFINITIONS

ACCELERATED BENEFIT - The amount of the Specified Amount requested by the Owner.

NET ACCELERATED PAYMENT - The amount of the Accelerated Benefit which is paid to the Owner.

INSURED - The Insured under the Contract.

OWNER - The Owner of the Contract.  The Owner is referred to as 'you'.

CONTRACT - The Contract to which this rider is attached.

TERMINALLY ILL - An illness or physical condition of the Insured that, notwithstanding appropriate medical care, will result in a life expectancy of 12 months or less.

EFFECTIVE DATE If the Insured is Terminally Ill as a result of an illness, a payment under this rider is not available unless the illness occurred at least 30 days after the date coverage begins under the Contract. If the Insured is Terminally Ill as a result of an accident, a payment under this rider is available if the accident occurred after coverage under the Contract began.

GENERAL This rider provides for an accelerated payment of a portion of the Death Benefit available under the Contract. After a payment has been made, the Specified Amount, the Death Benefit, Account Value, and any policy loan will be reduced on a pro rata basis. We will mail you an endorsement to your Contract which reflects the new values. The availability of this benefit is not meant to provide involuntary access to proceeds which are ultimately payable to the beneficiary.

We will pay you the benefits due under this rider upon receipt of a written request from you and due proof that the Insured has been diagnosed as Terminally Ill. Due proof includes, but is not limited to, a statement signed by a licensed physician that the Insured has been diagnosed as Terminally Ill.

We reserve the following rights:

1. To require, at our expense, an exam by a physician of our choice in order to confirm that the Insured is Terminally Ill; and
2. To request documents which support the Terminally Ill diagnosis from the Insured's attending physician. These documents include, but are not limited to, clinical, radiological, histological and/or laboratory evidence.

ACCELERATED BENEFIT PAYMENT The maximum amount of the current Specified Amount which you may accelerate is the lesser of:

1. 50% of the Specified Amount in force on the day we receive your acceleration request; and

2.   $250,000 for all policies issued by us which cover the Insured.

You must request an amount of at least $10,000. Only one acceleration for an Insured will be allowed. If the Insured dies before the payment is made, the death benefit payable under the Contract will be paid to the beneficiary.

NET ACCELERATED PAYMENT The amount of the actual payment to the Owner is called the Net Accelerated Payment.

The amount of this payment will be calculated as of the day the written request for acceleration was received by us.

The amount of Specified Amount which you request to accelerate will be reduced by:

1. A 12 month interest discount which reflects the early payment of amounts held under the Contract.

2. An administrative fee of no more than $250, if allowed under the rules and/or regulations of the Internal Revenue Service; and

3.   A pro rata amount of any outstanding loan and accrued loan interest.

The interest discount used to calculate the payment will be based on the greater of:

1.   The current yield on 90 day treasury bills; or

2.   The current maximum statutory adjustable policy loan interest rate.

A detailed statement which describes the method we use to determine the Net Accelerated Payment has been filed with the Insurance Department of the state in which this rider has been issued. You may request a copy of this statement from us.

IRREVOCABLE BENEFICIARIES Each irrevocable beneficiary must sign a written consent to the payment of an Accelerated Benefit before such payments may be made to the Owner of the Contract. The written consent must be received at our home office in a form acceptable to us on the date the benefit is requested.

TERMINATION  This rider will terminate on the earliest of the following dates:

1.   The date that the Net Accelerated Payment has been paid;
2.   The date the Contract terminates; or
3.   The date we receive a written request from you to terminate the rider.

MISSTATEMENT OF AGE OR SEX If the Insured's age or sex shown on the application is wrong, the Net Accelerated Payment we pay will be based on the amount of coverage which the initial premium paid would have purchased at the correct age and sex.

INCONTESTABILITY We may not contest this rider once it has been in force while the Insured is alive for 2 years from the start date of this rider, except for a failure to make payments required to keep the Contract in force.

SUICIDE OR SELF-DESTRUCTION We reserve the right to request that the Owner return the difference between the Net Accelerated Payment and the payments made for coverage under the Contract if:

1. The Insured dies from suicide while sane or self-destruction while insane within two years of the start date of the Contract; and
2. The amount of the Net Accelerated Payment was greater than the payments made for coverage under the Contract.





   /s/ Michael J. Velotta                      /s/ Louis G. Lower, II

     Michael J. Velotta                         Louis G. Lower, II
          Secretary                            Chief Executive Officer